Notice of

ANNUAL MEETING OF STOCKHOLDERS

April 20, 2006

and

PROXY STATEMENT

KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway
Kansas City, Missouri

KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway
Kansas City, Missouri

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 20, 2006

The Annual Meeting of Stockholders of Kansas City Life Insurance Company will be held at the Company’s Home Office, 3520 Broadway, Kansas City, Missouri on April 20, 2006 at 9 a.m. for the following purposes:

(1) To elect five (5) directors for a term of three (3) years.
(2) To transact such other business as may properly come before the meeting.

The close of business at 4:15 p.m., March 13, 2006 has been fixed as the date of record for determining stockholders entitled to vote at the meeting, or any adjournment thereof, and only stockholders of record on said date are entitled to vote at the meeting. The stock transfer books of the Company will remain open. All stockholders are urged to attend the meeting in person or by proxy. If you do not expect to attend the meeting, you are requested by Management to date, fill in, sign and return the enclosed proxy promptly. A postage-paid envelope is enclosed for your convenience. Your attention is directed to the Proxy Statement printed on the following pages.

/s/William A. Schalekamp	/s/R. Philip Bixby
William A. Schalekamp	R. Philip Bixby
Senior Vice President,	President, CEO and
General Counsel and Secretary	Chairman of the Board

March 30, 2006

KANSAS CITY LIFE INSURANCE COMPANY

Kansas City, Missouri

PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of the Board of Directors of Kansas City Life Insurance Company (hereinafter called the “Company’’), for use in connection with the Annual Meeting of Stockholders on April 20, 2006, at the principal office of the Company, 3520 Broadway, Kansas City, Missouri. The matters to be considered and acted upon at such meeting are (1) to elect five directors for a term of three years, and (2) to transact such other business as may properly come before the meeting or any adjournment thereof. Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, including procedural matters arising during the course thereof, the persons named in the enclosed proxy will vote the proxy according to their judgment on such matters, to the extent such proxies are not limited to the contrary.

Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the stockholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specification so made. If no direction is given by the stockholder, the proxy will be voted in the manner specified on the accompanying form of proxy. Any proxy delivered pursuant to this solicitation is revocable by the person executing the proxy at any time before it is exercised.

The Company has authorized 36,000,000 shares of $1.25 Par Common Stock. As of March 13, 2006, 6,587,327 shares are held as Treasury Stock and 11,909,353 are issued and outstanding. Each outstanding share of stock is entitled to one vote, and stockholders of record as of the close of business on March 13, 2006 shall be the stockholders entitled to vote at the meeting. In election of directors, stockholders have cumulative voting rights under Missouri Law. This means each stockholder has a number of votes determined by multiplying the number of shares he or she is entitled to vote by the number of directors to be elected. This total number of votes may be voted for one nominee or distributed among several nominees.

Condensed Financial Review and Annual Report

This proxy statement follows the Company’s condensed financial review contained in the Fourth Quarter Report for the fiscal year 2005 previously mailed to stockholders in March 2006. The regular Annual Report for 2005 is enclosed herewith.

Access to Public Filings

The Company provides access to its Annual Report on Form 10-K, and will provide access as they become available during the year for all quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed with the Securities and Exchange Commission (SEC) under the 1934 Act, free of charge. These documents may be accessed on the Company's website at the following address: http://www.kclife.com/ and will be provided as soon as is practicable after filing with the SEC, although not always the same day. They may also be found on the SEC's website at http://www.sec. gov.

Independence of Directors

The Board has affirmatively determined that the following directors are independent according to SEC and NASDAQ rules:

William R. Blessing	Cecil R. Miller
Warren J. Hunzicker	Bradford T. Nordholm
Daryl D. Jensen	Larry Winn, Jr.

Election of Directors

It is the intention of the persons named in the enclosed proxy form to vote such proxy for the election of nominees for directors, listed hereafter, for the term indicated. If for any reason the nominee shall become unavailable for election, the persons named in the enclosed proxy will vote for such substituted nominee or nominees as are selected by the Board of Directors pursuant to the Company’s Bylaws.

The following table sets forth information concerning certain beneficial owners of voting securities of the Company’s Common Stock. The Common Stock is the Company’s only class of voting securities. As described in the notes to the table, certain named persons share the power of voting and disposition with respect to certain shares of Common Stock. Consequently, such shares are shown as being beneficially owned by more than one person.

Shares of
Record and Bene-
Served as a			ficially Owned	Percent
Principal		Director	as of	of
Nominee	Occupation	since	March 13, 2006	Class

The following schedule sets forth the names of the candidates nominated by the Board of Directors for three-year terms together with certain additional information:

R. Philip Bixby	President, CEO and	1985	2,358,340 (2)(8)(12)	26.1
	Chairman of the Board		20,801 (1)(12)
			393,535 (5)(12)
			349,530 (9)(12)

Warren J. Hunzicker, M.D.	Retired, former	1989	300	*
Medical Director
Kansas City, Missouri

Tracy W. Knapp	Senior Vice President, Finance	2002	747 (1)	*

Larry Winn, Jr.	Retired, former Representative	1985	332	*
U. S. Congress
Prairie Village, Kansas

Michael Braude	Retired	-	100 (13)

The following schedule sets forth the names of the current Directors elected on April 22, 2004 for three-year terms together with certain additional information:

William R. Blessing	Senior Vice President	2001	100	*
Sprint PCS
Overland Park, Kansas

Richard L. Finn	Retired, former Senior	2004	2,957,009 (11)(12)	24.8
Vice President, Finance
Kansas City, Missouri

Cecil R. Miller	Retired, former Partner KPMG	2001	100	*
Kansas City, Missouri

Bradford T. Nordholm	CEO, Tyr Energy and	2004	250	*
Tyr Capital, LLC
Kansas City, Missouri

Shares of
Record and Bene-
Served as a		ficially Owned	Percent
Principal	Director	as of	of
Occupation	since	March 13, 2006	Class

The following schedule sets forth the names of the current Directors elected April 21, 2005 for three-year terms together with certain additional information:

Walter E. Bixby	Vice Chairman of the Board	1996	10,234 (1)(12)	26.1
	President, Old American		2,358,340 (2)(3)(12)
	Insurance Company		370,176 (4)(12)
	Kansas City, Missouri		393,535 (5)(12)

Webb R. Gilmore	Chairman, CEO and	1990	2,957,485 (10)(12)	24.8
Shareholder
Gilmore & Bell, P.C.
Kansas City, Missouri

Nancy Bixby Hudson	Investor	1996	2,966,312 (6)(12)	27.7
	Lander, Wyoming		331,566 (7)(12)

Daryl D. Jensen	Vice President, Administration	1978	939	*
Western Institutional Review Board
Olympia, Washington

William A. Schalekamp	Senior Vice President,	2002	6	*
	General Counsel and Secretary		13,502 (1)

* Less than one percent.

(1)	Approximate beneficial interest in shares held by the Trustees of Kansas City Life Insurance Company employee benefit plans. Participants have the power to vote the shares held in their accounts.
(2)

As general partners of the WEB Interests, Ltd., a Texas limited partnership (the “WEB Partnership”), Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby, share the power to dispose of these shares, which are owned by the WEB Partnership. As general partners, in their capacity as co-trustees of the WEB Trust, Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to vote 2,358,340 of these shares.

(3)

Includes (a) 200 shares for which Walter E. Bixby, as an individual general partner of the WEB Partnership, has the sole power to vote; and (b) 120,325 shares for which Walter E. Bixby, as sole trustee of the Walter E. Bixby, III GST Trust and the Issue Trust for Walter E. Bixby, III, which trusts are limited partners of the WEB Partnership, has the sole power to vote.

(4)

Includes (a) 348,380 shares which Walter E. Bixby owns directly and has the sole power to vote and the sole power of disposition; and (b) 21,796 shares for which Walter E. Bixby, as custodian for certain of his minor nieces and nephews, has the sole power to vote and the sole power of disposition.

(5)

These shares are held in the Walter E. Bixby Descendants Trust. R. Philip Bixby, Walter E. Bixby and Ms. Bixby are the co-trustees of this trust and share the power to vote and the power to dispose of these shares. The terms of the trust restrict the transfer of these shares.

(6)

Ms. Hudson, as a general partner of the JRB Interests, Ltd., a Texas limited partnership (the "JRB Partnership"), shares with the other general partners of the JRB Partnership, the power of disposition of these shares, which are owned by the JRB Partnership. Ms. Hudson (a) as a general partner of the JRB Partnership, has sole power to vote 239 of these shares; and (b) as a co-trustee (with Richard L. Finn and Webb R. Gilmore) of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership, shares the power to vote 1,953,295 of these shares. Ms. Hudson disclaims pecuniary interest in 1,010,770 shares owned by the partnership.

(7)	Ms. Hudson, as sole trustee of the Nancy Bixby Hudson Trust dated December 11, 1997, has the sole power to vote and the sole power to dispose of these shares.
(8)

Includes (a) 200 shares for which R. Philip Bixby as an individual general partner of the WEB Partnership, has the sole power to vote; and (b) 120,325 shares for which R. Philip Bixby, as sole trustee of the R. Philip Bixby GST Trust and the Issue Trust for R. Philip Bixby, which trusts are limited partners of the WEB Partnership, has the power to vote.

(9)

Includes (a) 337,114 shares which R. Philip Bixby owns directly and has the sole power to vote and the sole power of disposition; and (b) 12,416 shares for which R. Philip Bixby, as custodian for certain of his minor nieces and nephews, has the sole power to vote and the sole power of disposition.

(10)

Webb R. Gilmore and Richard L. Finn share the power to vote (a) 1,953,295 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; (b) 1,003,690 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership; and (c) also includes 500 shares which Mr. Gilmore owns directly and has the sole power to vote and the sole power of disposition.

(11)

Webb R. Gilmore and Richard L. Finn share the power to vote (a) 1,953,295 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; (b) 1,003,690 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership; and (c) also includes 24 shares which Mr. Finn owns directly and has the sole power to vote and the sole power of disposition.

(12)

As reported on a Schedule D filed by the Bixby Family Group with the Securities and Exchange Commission on November 2, 2004, the sole voting for all shares described herein is held by Mr. Lee M. Vogel pursuant to a voting agreement dated October 31, 2004.

(13)	Michael Braude is nominated for election for an initial term of three years.

Information Regarding Management and Directors

The table below sets forth information for the three highest paid officers of the Company and for each Director whose aggregate direct remuneration exceeded $100,000 in 2005. (Base salary, bonuses, estimated retirement benefits and other employee benefits shown for Walter E. Bixby are obligations of Old American, a subsidiary.)

			Benefits Accrued		Estimated Annual
			or Set Aside During		Benefits Upon
		Aggregate	Year		Retirement
	Principal	Direct	Retire-	Other	Retire-	Other
	Occupation or	Remunera-	ment	Employee	ment	Employee
Name	Employment	tion*	Plan	Benefits	Plan[1]	Benefits

R. Philip Bixby	President, CEO and	$1,555,493	**	$54,129	$216,071	***
	Chairman of the Board
Walter E. Bixby	President, Old American	329,454	**	24,406	77,533	***
	Insurance Company, a subsidiary
Charles R. Duffy, Jr.	Senior Vice President,	467,369	**	25,910	34,888	***
	Operations
Mark A. Milton	Senior Vice President	444,873	**	24,397	89,973	***
	& Actuary
Tracy W. Knapp	Senior Vice President,	450,005	**	11,762	11,098	***
	Finance
William A. Schalekamp	Senior Vice President,	394,994	**	15,602	129,401	***
	General Counsel and Secretary

*The amount reported herein as aggregate direct remuneration includes base salary, bonuses, directors’ fees, payments from subsidiaries for services as an officer or director, and amounts expended by the Company and reported as taxable income to the officers and directors for the use of Company owned or leased automobiles, aircraft, Company facilities, tickets to sporting events and insurance made available to them. Certain expenses including medical examinations, business, civic club dues, and tickets to civic events are reimbursed or provided to officers, directors and employees and other fringe benefits which are believed to constitute ordinary and incidental business expenses, which are paid or reimbursed by the Company in the interest of facilitating job performance and minimizing the work-related expenses incurred by such persons, are not included and are not reported as income to them. The Company does not consider such benefits to be excessive or unusual.

**The method of funding is an aggregate method and does not provide annual cost accruals for individual participants.

***None.

1Represents the estimated annual accrued benefit payable at age 65 calculated based upon pay and service as of December 31, 2005. Participants may elect a lump sum distribution. For participants grandfathered under the benefit formula from the prior retirement plan, the benefit payable at age 65 includes annual cost of living adjustments. Benefits payable under the Cash Balance Plan, adopted January 1998, do not include cost of living adjustments.

By order of the Board of Directors

/s/William A. Schalekamp

William A. Schalekamp

Senior Vice President,

General Counsel and Secretary

March 30, 2006